SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|   Confidential, For Use of the              14a-12
      Commission Only (as permitted
      by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials

                              AMERICAN BILTRITE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

      __________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

      __________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                  ______________________________

4)    Proposed maximum aggregate value of transaction: _________________________

5)    Total fee paid: __________________________________________________________

|_|   Fee paid previously with preliminary materials: __________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)   Amount previously paid:______________________________________________

      2)   Form, Schedule or Registration Statement No.: _______________________

      3)   Filing Party: _______________________________________________________

      4)   Date Filed: _________________________________________________________

                             AMERICAN BILTRITE INC.

                                 57 River Street
                      Wellesley Hills, Massachusetts 02481

                               ------------------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                   MAY 8, 2007

                               ------------------


To the Stockholders of American Biltrite Inc.:

      Notice is hereby given that the Annual Meeting of the Stockholders of American Biltrite Inc. will be held at the Bank of America, America Room, Second Floor, 100 Federal Street, Boston, Massachusetts, on Tuesday May 8, 2007 at 9:00 A.M. local time, for the following purposes:

      1. To elect four directors who will hold office until the Annual Meeting of Stockholders in 2010 and until their successors are duly elected and qualified.

      2. To transact any other business that may properly come before the meeting or any adjournment thereof.

      The close of business on March 9, 2007 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

      A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is enclosed with this proxy statement.

      It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy, and your vote at the meeting will revoke any prior proxy you may have submitted.


                              By Order of the Board of Directors
                              AMERICAN BILTRITE INC.

                              Henry W. Winkleman
                              Secretary

Wellesley Hills, Massachusetts
April 12, 2007

                                 PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors (the "Board") of American Biltrite Inc. (the "Company" or "ABI") of proxies to be used in voting at the Annual Meeting of Stockholders (the "Meeting") to be held on May 8, 2007 at the Bank of America, America Room, Second Floor, 100 Federal Street, Boston, Massachusetts at 9:00 A.M. local time, and at any adjournments thereof. The principal executive offices of the Company are located at 57 River Street, Wellesley Hills, Massachusetts 02481. The cost of preparing and mailing the notice, proxy statement and proxy card will be paid by the Company. It is expected that the solicitation of proxies will be by the Company by mail only, but may also be made by overnight delivery service, facsimile, personal interview, e-mail or telephone by directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such stock and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 12, 2007.

      Proxies in the accompanying form, properly executed, duly returned to the Company and not validly revoked, will be voted at the Meeting (including adjournments) in accordance with your instructions, or if no instruction is given in the proxy as to how to vote the shares, the shares will be voted FOR the proposal to elect four directors to be voted at the Meeting. If shares are held in "street name" through a broker, bank or other nominee, written instructions should be provided to the broker, bank or nominee on how to vote those shares if you wish to direct how those shares will be voted on that proposal. To ensure that your broker, bank or nominee receives your instructions, you should promptly complete, sign and send to your broker, bank or nominee in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed.

      Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by filing a later dated proxy, by written notice of revocation delivered to the Secretary of the Company before the Meeting or by voting the shares subject to such proxy in person at the Meeting. If you hold your shares through a broker, bank or other nominee, you will need to contact them to revoke any proxy granted by them with respect to your shares. Attendance at the Meeting in person will not be deemed to revoke a proxy unless the stockholder votes the shares which are subject to the proxy in person at the Meeting. If you plan to attend the Meeting and wish to vote in person, the Company will give you a ballot at the Meeting; however, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your broker, bank or other nominee and bring to the Meeting a "legal proxy" authorizing you to vote your "street name" shares held at the close of business on March 9, 2007.

      On March 9, 2007, there were issued and outstanding 3,441,551 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share held.

      A quorum for the consideration of any question at the Meeting will consist of a majority in interest of all stock issued and outstanding and entitled to vote upon that question. A plurality of the shares represented and voting at the Meeting at which a quorum is present is required to elect directors. On all other matters, a majority of the shares represented and voting at the meeting is required to decide the question.

      Shares represented by proxies marked "WITHHELD" with regard to the election of directors will be counted for purposes of determining whether there is a quorum at the Meeting, but will not be voted in the election of directors, and therefore, will have no effect on the determination of the outcome of the votes for the election of directors.

      A "broker non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in its name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker holding your shares in its name will be permitted to vote such shares with respect to the proposal to elect four directors to be voted on at the Meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to this proposal.

           DELIVERY OF PROXY MATERIAL AND ANNUAL REPORTS TO HOUSEHOLDS

      The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and this proxy statement.

      If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

      Beneficial owners who reside at a shared address at which a single copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and this proxy statement is delivered may obtain a separate Annual Report on Form 10-K for the year ended December 31, 2006 and/or proxy statement without charge by sending a written request to: American Biltrite Inc., 57 River Street, Wellesley Hills, Massachusetts 02481, attention Henry W. Winkleman, or by calling the company at 781-237-6655. The Company will promptly deliver an Annual Report on Form 10-K for the year ended December 31, 2006 and/or proxy statement upon request.

      Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements, you must contact your broker, bank or other intermediary to revoke your consent to householding.

                              ELECTION OF DIRECTORS

      The Board is divided into three classes. The term for each class is three years with the term for one class expiring at successive Annual Meetings of Stockholders. Stockholders are being asked to elect four Class II directors at the Meeting. The accompanying proxy will be voted for the election of the nominees named in Class II below unless otherwise instructed. The term of those Class II directors elected at the Meeting will expire at the Annual Meeting of Stockholders held in 2010 upon the election and qualification of their successors. Should any person named below be unable or unwilling to serve as a director, persons named as proxies intend to vote for such other person as management may recommend. Each nominee is currently a director of the Company.

      The following table sets forth the name, age and principal occupation of each of the nominees for election as director and each current director in the classes continuing in office following the Meeting, together with a statement as to the period during which he or she has served as a director of the Company.

                                                        Business Experience                         Expiration of
Name (Age)                                            and Other Directorships                        Present Term
----------                                            -----------------------                        ------------

Nominees

CLASS II

Leo R. Breitman (66)              Former Chairman and CEO, Fleet Bank - Massachusetts.                   2007
                                  Director of the Company since 2004.

John C. Garrels III (67)          Former Director, Global Banking, The First National Bank of            2007
                                  Boston, a national banking association. Director of the
                                  Company since 1977.

James S. Marcus (77)              Former General Partner, Goldman, Sachs & Co., investment               2007
                                  bankers. Director of the Company since 1971.

Roger S. Marcus (61)              Chairman of the Board and Chief Executive Officer of the               2007
                                  Company. Director of the Company since 1981.  Chairman of the
                                  Board of Directors and Chief Executive Officer of Congoleum
                                  Corporation a majority-owned subsidiary of the Company
                                  ("Congoleum").

                                                        Business Experience                         Expiration of
Name (Age)                                            and Other Directorships                        Present Term
----------                                            -----------------------                        ------------


Incumbent Directors

CLASS III

Mark N. Kaplan, Esq. (77)         Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP,                  2008
                                  attorneys. Director of the Company since 1982. Director of:
                                  DRS Technologies Inc.; Autobytel Inc.; REFAC Optical Group;
                                  Volt Information Sciences, Inc.; and Congoleum Corporation.

Natalie S. Marcus (90)            Investor. Director of the Company since 1992.                          2008

William M. Marcus (69)            Executive Vice President and Treasurer of the Company.                 2008
                                  Director of the Company since 1966. Director of Aqua Bounty
                                  Technologies, Inc. and Congoleum Corporation.

Kenneth I. Watchmaker (64)        Former Executive Vice President and Chief Financial Officer of         2008
                                  Reebok International Ltd., a designer and marketer of sports and fitness products. Director of the Company since 1995.

CLASS I

Gilbert K. Gailius (75)           Former Vice President-Finance and Chief Financial Officer of           2009
                                  the Company. Director of the Company since 1983.

Richard G. Marcus (59)            President and Chief Operating Officer of the Company.                  2009
                                  Director of the Company since 1982. Vice Chairman of the
                                  Board of Directors of Congoleum Corporation.

Frederick H. Joseph (70)          Managing Director, Morgan Joseph & Co., investment banking             2009
                                  firm from 2001 to present. Director of the Company since
                                  1997. Director of Watsco Inc.

Note: Natalie S. Marcus is the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus. James S. Marcus is not related to Natalie, Roger, Richard or William Marcus.

      Individuals who together beneficially own approximately 57.8% of the outstanding Common Stock as of March 9, 2007 have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other. Accordingly, these individuals may be deemed to constitute a "group" within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Rule 13d-5 thereunder. In light of the existence of this "group," the Company is a "controlled company," as that term is defined in
Section 801 of the American Stock Exchange ("AMEX") Company Guide. As a result of the Company's status as a "controlled company," it may avail itself of exceptions to the AMEX's corporate governance standards that generally require a company whose stock is listed for trading on the AMEX to have a majority of its board of directors consist of independent directors, to have director nominations selected or recommended for the board's selection by either a nominating committee comprised solely of independent directors or by a majority of the independent directors and to have officer compensation determined or recommended to the board for determination either by a compensation committee comprised of independent directors or by a majority of the independent directors. Pursuant to the AMEX's independence standards, the Company's Board of Directors has determined that the following seven of its 11 directors are independent: Leo R. Breitman, Gilbert K. Gailius, John C. Garrels III, Frederick
H. Joseph, Mark N. Kaplan, James S. Marcus, and Kenneth I. Watchmaker.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR.

                               EXECUTIVE OFFICERS

      The following table sets forth certain information relating to the executive officers of the Company.

                                                                                         Executive Officer
Executive Officer (Age)           Position                                                     Since
-----------------------           --------                                                     -----
Roger S. Marcus (61)              Chief Executive Officer of the Company.  Chief               1981
                                  Executive Officer of Congoleum Corporation since
                                  1993.

Richard G. Marcus (59)            President and Chief Operating Officer of the                 1982
                                  Company. Vice Chairman of Congoleum Corporation
                                  since 1994.

William M. Marcus (69)            Executive Vice President and Treasurer of the                1966
                                  Company.

Howard N. Feist III (50)          Vice President-Finance and Chief Financial Officer           2000
                                  of the Company.  Chief Financial Officer and
                                  Secretary of Congoleum Corporation since 1988.

J. Dennis Burns (66)              Vice President and General Manager, Tape Products            1985
                                  Division.

Jean Richard (62)                 Vice President and General Manager, American                 2000
                                  Biltrite (Canada) Ltd.

Henry W. Winkleman (62)           Vice President, Corporate Counsel, and Secretary             1989
                                  of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table, together with the accompanying text and footnotes, sets forth, as of March 9, 2007, (a) the holdings of Common Stock of each director of the Company and of each person nominated for election as a director of the Company at the Meeting, (b) the holdings of Common Stock of each person named in the Summary Compensation Table that appears later in this proxy statement and of all executive officers and directors of the Company as a group and (c) the names, addresses and holdings of Common Stock of each person who, to the Company's knowledge, beneficially owns 5% or more of the Common Stock. The information set forth in the footnotes to the following table with respect to Congoleum stock is as of March 9, 2007.

Name and Address                                                    Amount and Nature of        Percent of
of Beneficial Owner(1)                                            Beneficial  Ownership(2)     Common Stock
--------------------------------------------------------------    ------------------------    ---------------
Directors and Executive Officers

   Natalie S. Marcus                                                     943,223(3)(4)              27.4%
   c/o American Biltrite Inc.
   57 River Street
   Wellesley Hills, MA 02481

   Richard G. Marcus                                                     559,538(3)(5)              15.8
   c/o American Biltrite Inc.
   57 River Street
   Wellesley Hills, MA 02481

   Roger S. Marcus                                                       544,937(3)(6)              15.4
   c/o American Biltrite Inc.
   57 River Street
   Wellesley Hills, MA 02481

   William M. Marcus                                                     385,734(3)(7)              11.0
   c/o American Biltrite Inc.
   57 River Street
   Wellesley Hills, MA 02481

   J. Dennis Burns                                                        15,104(8)                    *

   Mark N. Kaplan                                                          6,500(9)                    *

   Gilbert K. Gailius                                                     14,500(10)                   *

   John C. Garrels III                                                     5,300(10)                   *

   Howard N. Feist III                                                    30,000(11)                   *

   Kenneth I. Watchmaker                                                   4,500(10)                   *

   James S. Marcus                                                         4,700(10)                   *

   Frederick H. Joseph                                                     4,500(12)                   *

   Leo R. Breitman                                                         2,000(10)                   *

   All directors and executive officers as a group (15                 2,253,536(13)                59.1
      persons)

   5% Beneficial Owners, other than persons listed above

   Dimensional Fund Advisors, Inc.                                       219,565(14)                 6.4
   1299 Ocean Avenue, Suite 650
   Santa Monica, CA 90491

   Wilen Management Company, Inc.                                        191,502(15)                 5.6
   2360 West Joppe Road, Suite 226
   Lutherville, MD 21093.

----------
* Represents beneficial ownership of less than 1% of Common Stock outstanding.

(1) Addresses are given only for beneficial owners of more than 5% of the Common Stock outstanding.

(2) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.

(3) As of the date shown, these shares were among the 2,154,832 shares, or approximately 57.8%, of the outstanding Common Stock beneficially owned by the following persons, who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company and the voting of their shares of Common Stock in a manner consistent with each other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) Exchange Act and Rule 13d-5 thereunder: Natalie S. Marcus, Richard G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481). The Company owns 4,395,605 shares of the Class B Common Stock of Congoleum and 151,100 shares of the Class A Common Stock of Congoleum. These shares on a combined basis represent approximately 69.4% of the voting power of the outstanding capital stock of Congoleum. Each of the named individuals may be deemed a beneficial owner of these Congoleum shares.

(4) Natalie S. Marcus has sole voting and investment power over 790,723 shares. Mrs. Marcus is also a co-trustee with Richard G. Marcus and Roger
      S. Marcus over 144,000 shares and trustee of a charitable trust, which holds 4,000 shares. Mrs. Marcus also has the right to acquire 4,500 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(5) Richard G. Marcus has sole voting and investment power over 315,538 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Roger
      S. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 100,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Richard G. Marcus's wife, Beth A. Marcus, owns 8,651 shares, of which shares Mr. Marcus disclaims beneficial ownership. Mr. Marcus also has the right to acquire 160,000 shares of Class A common stock of Congoleum, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(6) Roger S. Marcus has sole voting and investment power over 300,937 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Richard G. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 100,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Marcus also has the right to acquire 160,000 shares of Class A common stock of Congoleum which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(7) William M. Marcus has sole voting and investment power over 305,734 shares. Mr. Marcus also has the right to acquire 80,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. William M. Marcus's wife, Cynthia S. Marcus, owns 9,400 shares, of which shares Mr. Marcus disclaims beneficial ownership. Mr. Marcus also has the right to acquire 4,000 shares of common stock of Congoleum which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(8) J. Dennis Burns has sole voting and investment power over 3,104 shares. Mr. Burns has the right to acquire 12,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Burns's wife, Kristin J. Burns, owns 100 shares of Class A Common Stock of Congoleum, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum, of which shares Mr. Burns disclaims beneficial ownership.

(9) Mark N. Kaplan has sole voting and investment power over 2,000 shares. Mark N. Kaplan has the right to acquire 4,500, shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Kaplan also owns 16,000 shares of Class A Common Stock of Congoleum, and has the right to acquire 4,500 shares of Class A Common Stock of Congoleum which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum.

(10) Messrs. John C. Garrels III, James S. Marcus and Gilbert K. Gailius have sole voting and investment power over 800, 200 and 12,000 shares respectively. Messrs. John C. Garrels III, James S. Marcus and Kenneth I. Watchmaker each have the right to acquire 4,500 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Gilbert K. Gailius has the right to acquire 2,500 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Leo R. Breitman has the right to acquire 2,000 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(11) Howard N. Feist III has the right to acquire 30,000 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Feist also owns 1,000 shares, and is trustee for a custodial account which holds 1,177 shares, of Class A Common Stock of Congoleum. Mr. Feist also has the right to acquire 12,000 shares of Class A Common Stock of Congoleum, that are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. The total number of shares of Class A Common Stock of Congoleum beneficially owned by Mr. Feist represents less than 1% of the voting power of the outstanding capital stock of Congoleum.

(12) Frederick H. Joseph has the right to acquire 4,500 shares which are issuable upon exercise of options exercisable within 60 days of this proxy statement. Mr. Joseph also owns 8,000 shares of Class A Common Stock of Congoleum, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum.

(13) All directors and executive officers as a group may be considered beneficial owners of 518,277 shares of Class A Common Stock of Congoleum and 4,395,605 shares of Class B Common Stock of Congoleum, which combined as a group, represent 70.4% of the voting power of the outstanding capital stock of Congoleum.

(14) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007.

(15) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors, officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Based solely upon a review of Forms 3, 4, and 5 furnished to the Company during or in respect of the fiscal year ended December 31, 2006, the Company is not aware of any director or officer of the Company or any beneficial owner of more than 10% of Common Stock who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year.

                      DIRECTOR COMPENSATION AND COMMITTEES

      During 2006, the Board held seven meetings. Each director who was not an officer and employee of the Company received a director's fee of $15,000 and $2,000 for each of the four regular Board meetings attended, and each member of the Audit Committee received $3,000 for each Audit Committee meeting attended during 2006. The directors do not receive a fee for telephonic meetings. In 2006, each director attended at least 75% of the total number of meetings of the Board of Directors, except Frederick H. Joseph, and 75% of the total number of meetings of the committees of the Board on which each Director serves.

      Directors may elect to defer the receipt of all or a part of their fees. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the base rate quoted by Bank of America at the end of each quarter.

      Directors are also eligible to have their contributions to qualified charitable organizations matched by the Company in an aggregate amount up to $5,000 per director per year.

      Pursuant to the Company's 1999 Stock Option Plan for Non-Employee Directors, on July 1, 2006, each director of the Company was granted an option to purchase 500 shares of Common Stock, which options then became fully exercisable on January 1, 2007 in accordance with the terms of that plan.

      In 2006, Mark N. Kaplan also serves as a director of Congoleum and as a member of Congoleum's Compensation Committee. In that capacity, Mr. Kaplan received an annual director's fee of $15,000 and $2,000 for each of the four regular meetings of the Board of Directors of Congoleum that he attended in 2006. In addition, Congoleum directors are eligible to have their contributions to qualified charitable organizations matched by Congoleum in an aggregate amount up to $5,000 per director per year. In 2006, pursuant to Congoleum's 1999 Stock Option Plan for Non-Employee Directors, Mr. Kaplan was granted an option to purchase 500 shares of Congoleum Class A common stock, which options then became fully exercisable on January 1, 2007 in accordance with the terms of that plan.

      The Board periodically evaluates the appropriate level and form of compensation for board and committee service by non-employee directors and adopts changes to the level and form of compensation for the provision of these services when appropriate. Historically, the Company has not retained compensation consultants (and did not do so in 2006) to help the Directors determine the amount and form of director and committee member compensation.

      The Company's Compensation Committee consists of three members, each of whom is an independent director as determined under the AMEX listing standards. The Compensation Committee met once during 2006. The members of the Compensation Committee are Messrs. Mark N. Kaplan (Chairman), John C. Garrels III, and Kenneth I. Watchmaker. The Compensation Committee is responsible for the review and establishment of executive compensation, including base salaries, bonuses and criteria for their award, personnel policies, particularly as they relate to fringe benefits, savings and investment plans, pension and retirement plans, and other benefits. Other processes and procedures for the consideration and determination of executive compensation are described below under "Compensation Discussion and Analysis." Those processes and procedures generally also apply to executive officers of the Company who are not "named executive officers" (as defined below under "Compensation Discussion and Analysis"). In certain instances, the Compensation Committee may delegate limited authority to the President of the Company to determine the compensation for certain officers of the Company who are not named executive officers. Historically, the Compensation Committee has not retained compensation consultants (and did not do so in 2006) to help it determine the amount and form of executive compensation. The Compensation Committee does not have a charter.

      The Company has an Audit Committee composed of independent directors as determined under AMEX's listing standards and the applicable rules of the Securities and Exchange Commission. The members of the Audit Committee are Messrs. Kenneth I. Watchmaker (Chairman), John C. Garrels III, and James S. Marcus. Information regarding the functions performed by the Audit Committee, and the number of meetings held during 2006, is set forth in the Audit Committee Report included in this proxy statement. The Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee. The Audit Committee financial expert is Kenneth I. Watchmaker who is an independent director as defined in AMEX's listing standards. A copy of the Charter of the Audit Committee of the Board of Directors of American Biltrite Inc. as Amended and Restated by the Board of Directors on March 13, 2007 is available on the Company's website at www.ambilt.com.

      The Company does not have a standing nominating committee or formal procedure for nomination of directors. The Board of Directors believes that this is appropriate in light of the Company's ownership structure, which includes individuals who together beneficially own approximately 57.8% of the outstanding Common Stock as of March 9, 2007 and who have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or may cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other. Accordingly, these individuals may be deemed to constitute a "group" within the meaning of
Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder. In light of the existence of this "group," the Company is a "controlled company," as that term is defined in Section 801 of the AMEX Company Guide. As a result of the company's status as a "controlled company" it may avail itself of an exception to the AMEX rule that generally requires a company whose stock is listed for trading on the AMEX to have director nominations selected or recommended for the board's selection by either a nominating committee comprised of independent directors or by a majority of the independent directors. All members of the Board of Directors participate in the consideration of director nominees. The Board does not have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes that such a policy is not necessary because the directors have access to a sufficient number of excellent candidates from which to select a nominee when a vacancy occurs on the Board and because the Board includes the controlling stockholders of the Company. Individual directors will generally recommend candidates to the controlling stockholders and, if acceptable, will submit that person's name for consideration by the Board. The Board generally seeks candidates with a broad business background and who may also have a specific expertise in such areas as law, accounting, banking, or investment banking. All members of the Board of Directors are encouraged, but not required, to attend the Company's annual meeting of stockholders. All members of the Board of Directors attended the annual meeting of stockholders held in 2006.

                             AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, has received and reviewed written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors' independence.

      The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met quarterly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2006.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the Company's 2006 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Ernst & Young LLP as the Company's independent auditors for 2007.

                                            AUDIT COMMITTEE

                                            Kenneth I. Watchmaker, Chairman
                                            John C. Garrels III
                                            James S. Marcus

                      COMPENSATION DISCUSSION AND ANALYSIS

      The following compensation discussion and analysis describes the compensation awarded to, earned by or paid to the Company's Chairman of the Board and Chief Executive Officer (who is the Company's principal executive officer), the Company's Vice President-Finance and Chief Financial Officer (who is the Company's principal financial officer) and the Company's three other most highly compensated officers, as determined in accordance with the regulations of the Securities and Exchange Commission (collectively, the "named executive officers").

Compensation Philosophy

      The Company's compensation philosophy is to provide executive compensation programs which provide compensation reflecting both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's executive compensation strategy with a view towards relating executive compensation appropriately to the Company's overall growth and success and to the executive's duties, demonstrated abilities and, where appropriate, the performance of the operating division or subsidiary for which the executive is responsible. Additional objectives of the Company's compensation strategy include providing compensation programs which attract and retain the best possible executives, motivate those executives to achieve the Company's business goals and recognize individual contributions and overall business results.

Compensation Process

      Each year, the Compensation Committee conducts a review of the Company's executive compensation. This review includes consideration of: the relationship between an executive's current compensation and his/her current duties and responsibilities, and inflationary trends. The annual compensation review permits an ongoing evaluation of the relationships among the size and scope of the Company's operations, the Company's performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company.

      The Compensation Committee's process also includes a review of the performance of each of the named executive officers for each fiscal year, the results of which are taken into account in establishing salary and bonus levels, as discussed in more detail below. In reviewing the individual performance of the Chief Financial Officer and the other named officers (other than the Chief Executive Officer), the Compensation Committee takes into account the views of Roger S. Marcus, the Chief Executive Officer. In addition, the Compensation Committee takes into account the full compensation package afforded by the Company (including its subsidiaries) to the individual named executive officer. The Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of pension or retirement benefits in a way that furthers the compensation objectives discussed above.

Elements of Compensation

      The material elements of the Company's executive compensation consist of base salary, annual cash bonus opportunities and stock options. The Company has established certain additional elements to the Company's executive compensation program, including, split-dollar insurance arrangements, pension and 401(k) benefits, health and welfare coverage and certain limited perquisites. The Compensation Committee's policies with respect to each of these elements are discussed below.

Base Salaries

      Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience and performance of the individual. Annual salary adjustments are determined by evaluating on an individual basis (i) new responsibilities of the executive's position, (ii) changes in the scope of the operations managed, (iii) the performance both of such operations and of the executive in the position and
(iv) annual increases in the cost of living. The Compensation Committee may also take into account additional factors as it deems appropriate, which may include such considerations as salaries paid by the Company's competitors for executives in comparable positions.

      In addition to the criteria listed above, with respect to the base salary of each of the named executive officers, the Compensation Committee also took into account the length of each officer's service with the Company and his increasing responsibilities in the course of such service. For 2006, the base salary of each of the named executive officers was increased by approximately 3% over the base salary rate in effect for 2005.

Annual Bonus

      The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined in the discretion of the Compensation Committee on the basis of individual and corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company as a whole and then the relevant divisions or subsidiaries, where appropriate. While annual bonuses are awarded at the sole discretion of the Compensation Committee, the Compensation Committee has adopted a guideline for paying bonuses to each of the Company's Chief Executive Officer and Chief Operating Officer of approximately 3-4% of the Company's after-tax earnings, taking into account significant exceptional or non-operational occurrences and the actual level of profitability for the relevant year. In determining the payment of bonuses, the Compensation Committee also considers the views of the Chief Executive Officer and discusses with him the appropriate bonuses for all named executive officers, including himself. The Compensation Committee believes that providing discretionary annual bonuses serves the goals of the Company's compensation philosophy by allowing the Committee to make determinations based upon an examination of all the circumstances of the Company's and the applicable named executive officer's performance during a year, which the Committee believes encourages the named executive officers to strive for superior performance.

      In accordance with the general policy of awarding bonuses to the named executive officers based principally on overall Company earnings, the Compensation Committee did not award any bonuses to any of the named executive officers in 2006. Certain other executive officers were awarded an annual bonus by the Compensation Committee based on the financial performance of the subsidiaries over which such executive officers have responsibility and oversight.

Stock Options

      Under the Company's 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997 (the "1993 Plan"), stock options may be granted to the Company's executive officers, including named executive officers, as well as to other employees. Stock options are granted to the Company's executive officers by the Compensation Committee in its discretion. Currently, the Compensation Committee sets guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonus. Stock options are designed to align the interests of executives with those of the stockholders by providing executives with an opportunity to acquire an ownership interest in the Company and by providing a vehicle which can provide compensation to the executive if the price of the Common Stock appreciates.

      Under the 1993 Plan, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time, subject to continued service with the Company. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of options granted under the plan cannot be realized unless stock price appreciation occurs over time.

      As previously reported in 2005, the Board of Directors approved the vesting of all outstanding and unvested stock options held by executive officers and employees under the 1993 Plan. The primary purpose for accelerating the vesting of those options was to enable the Company to avoid recognizing future compensation expense that would have been required to be recognized with respect to those stock options upon the adoption of FASB Statement No. 123R, "Share-Based Payments," which the Company adopted effective with the start of its 2006 fiscal year. The Compensation Committee, using similar factors to those used to determine base salaries and annual bonuses, as well as considering the above-noted acceleration of all outstanding and unvested stock options in 2005, did not grant any new stock option awards to named executive officers in 2006.

      Certain of the named executive officers are executive officers or directors of Congoleum. In those capacities, Congoleum may grant these named executive officers equity awards of Congoleum. At December 31, 2006, the named executive officers held options to purchase shares of Congoleum common stock at set forth under "Executive Compensation," that appears later in this proxy statement.

      While the Company does not have severance or change in control agreements, the 1993 Plan provides for acceleration of unvested stock options upon a change in control of the Company. Currently, there are no unvested options held to purchase Common stock by named executive officers.

Retirement Benefits

      401(k) Plan Deferred Compensation

      The Company maintains the 401(k) Savings Investment Plan (the "401 (k) Plan"), a qualified 401(k) plan, to provide tax-advantaged savings vehicles to all employees, including named executive officers. The Company makes matching contributions to the 401(k) Plan to encourage employees to save money for their retirement. This plan, and the Company's contributions to it, enhances the range of benefits that the Company offers all employees and the Company's ability to attract and retain employees. Under the terms of the 401(k) Plan, qualified employees may defer up to 15% of their eligible pay. The Company's matching contributions to named executive officers under the 401(k) Plan is determined by the level of participation and contribution of each named executive officer and is described below in the Summary Compensation Table.

      Defined Benefit Plan

      The Company also maintains a qualified defined benefit pension plan, The Retirement Plan for Salaried Employees and Certain Hourly Employees of American Biltrite Inc. Each of the named executive officers is a participant in the Company's defined benefit pension plan, which provides retirement benefits based on a formula that factors final average compensation and years of service. More detail regarding the benefits to the named executive officers under the defined benefit plan is set forth below in the table entitled "Pension Benefits Table."

Supplemental Retirement Benefits

      In 1996, the Compensation Committee established supplemental retirement benefits for certain executive officers of the Company. These supplemental retirement benefits were proposed and approved as a means of addressing the substantial inequity to executive officers created by the Internal Revenue Code imposed cap on credited compensation under the Company's qualified defined benefit pension plan described above. In addition, the Company previously entered into split-dollar life insurance agreements for the benefit of each of the named executive officers in order to provide these supplemental retirement benefits and to address this inequity. Under these contracts, the Company agreed to pay a portion of premiums due over a specified time period on certain variable life insurance policies providing life insurance protection for the family of each named executive officer, subject to various terms and conditions. The Company has not paid premiums under these agreements since 2001 because such payments may be considered prohibited loans under the Sarbanes-Oxley Act of 2002. Because of this prohibition, as well as tax law changes, the Compensation Committee has determined these split dollar agreements are no longer a viable means of achieving their intended purpose and is considering alternatives. The split-dollar life insurance agreements with William M. Marcus and Roger S. Marcus have been terminated. The split-dollar life insurance agreements with the other named executive officers remain in effect, but as stated above, the Company is no longer paying premiums under those agreements.

Health and Welfare Benefits

      The Company maintains an Executive Medical Program for the benefit of corporate officers, including named executive officers. Under the Executive Medical Program, corporate officers are reimbursed for certain of the medical expenses not covered by the corporate officers' health insurance plan that are incurred throughout the year. In addition, named executive officers are entitled to participate in all other welfare, fringe benefit and other arrangements generally available to other salaried employees. The Compensation Committee believes that benefits provided under the Executive Medical Program and other welfare benefits are reasonable and consistent with the practices of public companies in the United States. The Compensation Committee also believes that the Executive Medical Program and other welfare benefits assist the Company in attracting and retaining key executives.

Perquisites

      Perquisites and other benefits represent a small part of the compensation package of executive officers, including named executive officers. The Compensation Committee annually reviews the perquisites and other personal benefits that the Company provides executive officers. The primary perquisites are tax preparation, club memberships, Company-leased automobiles, a matching gift program and reimbursement for spousal travel. The Compensation Committee's policy with respect to each of these perquisites is discussed below and more detail regarding the participation of named executive officers in these benefits is set forth in the Summary Compensation Table and the associated footnotes.

      Tax Preparation. Certain named executive officers are eligible for reimbursement of annual costs associated with tax preparation. The Company believes that tax preparation by experts reduces the amount of time and attention that named executive officers must spend on that task, mitigates risk of noncompliance and maximizes the net financial reward to the employee of compensation received from the Company. Such planning also helps ensure that the objectives of the Company's compensation programs are met and not frustrated by unexpected tax consequences.

      Club Memberships. Named executive officers are eligible for reimbursement of annual costs associated with country club or health club memberships. The Compensation Committee provides this benefit as an additional means of compensating executives and as a tool for attracting and retaining executives.

      Company Automobile. The Company provides automobiles to certain selected employees, including named executive officers, which may be used for personal travel as well as business travel.

      Matching Gift Program. The Company maintains a Directors Matching Gift Program whereby donations made by directors, including named executive officers who are also directors, to charitable organizations may be eligible for matching contributions by the Company to such charitable organizations. Other executive officers may request from time to time that the Company's charitable foundation match charitable donations made by the executive; any such matching is done at the discretion of the foundation.

Spousal Travel. The Company reimburses named executive officers for the costs of spousal travel to functions where the Company determines that it would be appropriate for the spouse to attend.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee is currently comprised of Mark N. Kaplan, Chairman, John C. Garrels III and Kenneth I. Watchmaker, each of whom is an independent director. The Compensation Committee has reviewed and discussed this compensation discussion and analysis with management and has recommended to the Board of Directors that the compensation discussion and analysis be included in this proxy statement.


                                             COMPENSATION COMMITTEE

                                             Mark N. Kaplan, Chairman
                                             John C. Garrels III
                                             Kenneth I. Watchmaker

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mark N. Kaplan, John C. Garrels III, Kenneth I. Watchmaker are the members of the Compensation Committee of the Board during 2006, none of whom is or was at any time during 2006 or at any previous time an officer or employee of the Company. Mark N. Kaplan is presently Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, a law firm. During 2006, the Company retained Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2007 and proposes to retain the firm during the remainder of 2007. Mr. Kaplan is also a director of Congoleum Corporation and serves on the Compensation Committee of Congoleum.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned by or paid to the named executive officers for services rendered to the Company and its subsidiaries in all capacities during 2006. The table also identifies the principal capacity in which each of the named executive officers served the Company at the end of 2006.

                                             Summary Compensation Table

                                                                          Change in
                                                                        Pension Value
                                                                             and
                                                                         Nonqualified
                                                                           Deferred
                                                               Option    Compensation     All Other
    Name and Principal                  Salary       Bonus     Awards     Earnings(3)    Compensation     Total
        Position              Year        ($)         ($)       ($)          ($)             ($)           ($)
    -----------------        -----     --------      ------    ------    -----------     -----------     -------

Roger S. Marcus(1)           2006      $605,000        --        --      $  70,043        $ 68,681(2)   $ 742,024
  Chairman of the Board
  and Chief
  Executive Officer

Richard G. Marcus(1)         2006       605,000        --        --         58,111          96,865(5)     754,976
  President and
  Chief Operating Officer

William M. Marcus (1)        2006       484,000        --        --         20,494         100,076        559,570
  Executive Vice President
  and Treasurer

Howard N. Feist III          2006       279,500        --        --       21,060(4)         26,073        326,633
  Vice President-Finance
  and Chief Financial
  Officer

J. Dennis Burns              2006       250,000        --        --         27,602          31,249        308,851
  Vice President and
  General Manager,
  Tape Products Division

(1) Roger S. Marcus, Richard G. Marcus and William M. Marcus do not receive any separately stated compensation for their services as directors of the Company.
(2) As an officer of Congoleum, Roger S. Marcus also received Other Compensation from Congoleum in the amount of $11,329, which is included in the amount shown.
(3) None of the officers received Non-qualified Deferred Compensation Earnings in 2006.
(4) Mr. Feist has an accumulated benefit under Congoleum's Salaried Retirement Plan which is fixed in amount for past service with Congoleum. The change in actuarial present value of his accumulated benefit shown above includes $9,870 resulting from applying different actuarial assumptions and a shorter discount period to that fixed benefit amount payable by the Congoleum plan, which was earned prior to 2000.
(5) Included in Richard G. Marcus' All Other Compensation is $28,992 of imputed interest related to a loan associated with split-dollar life insurance policies. The split-dollar life insurance agreements remain in effect, but as stated above, the Company is no longer paying premiums under those agreements.

      The All Other compensation is composed of the following items: company paid group term life insurance premiums, imputed interest on the split-dollar life insurance policies, life insurance, personal tax preparation fees, personal use of Company automobiles, country club and club dues, executive medical reimbursement payments, matching gifts from the Company and Congoleum, and spousal travel. No item of All Other Compensation which is a perquisite or personal benefit exceeds the greater of $25,000 or ten percent of the total perquisites for any of the named executive officer other than reported above.

      Pursuant to the terms of a personal services agreement between the Company and Congoleum, Mr. Roger Marcus serves as the Chairman, President and Chief Executive Officer of Congoleum and, pursuant to that agreement, devotes substantially all of his time to his duties in those capacities. The agreement specifically permits Mr. Roger Marcus to remain as a director and executive officer of the Company. The agreement also provides that Mr. Richard Marcus serve as Vice Chairman of Congoleum. The agreement further provides that in exchange for the services of Messrs. Roger and Richard Marcus, Congoleum shall pay the Company annually: (i) a personal services fee of $500,000 payable in equal monthly installments and subject to annual increase (which shall be reduced to $300,000 in the event of termination of Mr. Richard Marcus or reduced to $200,000 in the event of termination of Mr. Roger Marcus); (ii) an annual incentive fee, subject to Congoleum's attainment of certain business and financial goals, as determined by a majority of Congoleum's disinterested directors; and (iii) reimbursement for authorized business expenses. For the year ended December 31, 2006, Congoleum paid $674,000 in personal services fees to the Company. Except as set forth in the above Summary Compensation Table or in the footnotes to that table, neither Mr. Roger Marcus nor Mr. Richard Marcus received any compensation directly from Congoleum in those capacities during 2006.

      Howard N. Feist III also serves as Congoleum's Chief Financial Officer and Secretary. Except as set forth in the above Summary Compensation Table or in the footnotes to that table, Mr. Feist received no compensation directly from Congoleum in those capacities during 2006.

      The following table sets forth information relating to the outstanding equity awards of the Company and Congoleum December 31, 2006, held by each named executive officer. No named executive officer exercised any Company or Congoleum stock option or other equity award during 2006. The named executive officers do not currently hold any non-option equity awards of the Company or Congoleum.

                                            Outstanding Equity Awards at Year-End
                                            -------------------------------------

                                                      Number of Securities
                                                     Underlying Unexercised
                                                    Options/SARS at 12/31/06
                                                 ------------------------------
                                                                                                   Option
                               Company                                                             Exercise         Option
                               Granting              Exercisable           Unexercisable            Price         Expiration
           Name                Options                   (#)                    (#)                  ($)             Date
   --------------------       ----------            ------------            --------------        ----------      ---------

Roger S. Marcus             ABI                       50,000                      --               $23.625         04/14/07
                            ABI                       50,000                      --                 9.650         05/23/13
                            Congoleum(1)             160,000                   40,000(2)             2.050         07/11/12

Richard G. Marcus           ABI                       50,000                      --                23.625         04/14/07
                            ABI                       50,000                      --                 9.650         05/23/13
                            Congoleum(1)             160,000                   40,000(2)             2.050         07/11/12

William M. Marcus           ABI                       40,000                      --                23.625         04/14/07
                            ABI                       40,000                      --                 9.650         05/23/13
                            Congoleum(1)               4,000                    1,000(2)             2.050         07/11/12

Howard N. Feist III         ABI                       10,000                      --                14.062         03/07/10
                            ABI                       20,000                      --                 9.650         05/23/13
                            Congoleum(1)              12,000                    3,000(2)             2.050         07/11/12


J. Dennis Burns             ABI                        6,000                      --                23.625         04/14/07
                            ABI                        6,000                      --                 9.650         05/23/13

(1) These named executive officers are executive officers or directors of Congoleum. Congoleum granted these executive officers, in those capacities, the options to purchase Congoleum stock set forth in the above table.
(2)   Awards vest on July 11, 2007

                          DEFINED BENEFIT PENSION PLAN

      In addition to the remuneration set forth above, the Company maintains a tax-qualified defined benefit pension plan (the "Pension Plan") for all salaried (non-hourly) employees including the named executive officers. The following table sets forth information on the pension benefits for the executive officers as of December 31, 2006.

                                                  Pension Benefits Table
                                                  ----------------------

                                                                                     Present Value of    Payments
                                                                   Number of Years     Accumulated        During
                                                                   Credited Service     Benefit(1)     Last Fiscal
          Name                             Plan                          (#)               ($)           Year ($)
    -----------------         -----------------------------           ----------       ------------      --------
Roger S. Marcus*         The Retirement Plan for Salaried                39.2            $515,225           --
                         Employees and Certain Hourly Employees
                         of American Biltrite Inc.

Richard G. Marcus*       The Retirement Plan for Salaried                36.3             417,497           --
                         Employees and Certain Hourly Employees
                         of American Biltrite Inc.

William M. Marcus        The Retirement Plan for Salaried                43.75            695,228           --
                         Employees and Certain Hourly Employees
                         of American Biltrite Inc.

Howard N. Feist III      The Retirement Plan for Salaried                 7.0              44,156           --
                         Employees and Certain Hourly Employees
                         of American Biltrite Inc.

J. Dennis Burns          The Retirement Plan for Salaried                22.0             366,938           --
                         Employees and Certain Hourly Employees
                         of American Biltrite Inc.

*     Executive currently eligible for early retirement, as described below.
(1) Calculation based on the following valuation assumptions: Interest rate of 6%, mortality rate as of December 31, 2005, based on the 1983 Group Annuity Mortality table, mortality rate as of December 31, 2006 based on the RP- 2000 blended mortality table.

      The Pension Plan provides non-contributory benefits based upon years of service and average annual earnings for the 60 consecutive calendar months in which the participating employee had the highest level of earnings during the 120 consecutive calendar months preceding retirement. Employees compensated on a salaried basis are eligible to participate in the Pension Plan after they complete one year of service.

      The compensation used to determine a participant's benefits under the Pension Plan includes such participant's salary (including amounts deferred as salary reduction contributions to any applicable tax-qualified plans maintained under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended). The Internal Revenue Service has limited the maximum compensation for benefit purposes to $220,000 in 2006. Salary amounts listed in the Summary Compensation Table are items of compensation covered by the period in the 120-month period ending with the month immediately prior to termination. Social Security covered compensation is the average of the Social Security taxable wage base for the 35-year period ending with the year in which the participant attains Social Security retirement age.

      The annual amount of pension payable at the normal retirement date (the first day of the month following attaining age 65 with the completion of five years of service) is 0.5% of the employee's final five year average pensionable earnings up to his Social Security covered compensation, plus .9% of any excess over his Social Security covered compensation, multiplied by years of credited service, up to a maximum of 43.75 years. Employees attaining age 55 and 15 years of service may elect early retirement and receive the benefit that would otherwise be payable at his/her normal retirement date, reduced 0.4% for each month that benefit commencement precedes such date.

                             DIRECTORS' COMPENSATION

      The following table sets forth information concerning the fees earned or paid-in cash, the aggregate grant date fair value of awarded stock options computed in accordance with FAS 123R and all other compensation paid or granted to the directors of the Company who are not named executive officers for the year ended December 31, 2006. For additional information regarding compensation of the Company's directors in 2006, see "Director Compensation and Committees" which appears earlier in this proxy statement.

                                        Fees Earned or           Option         All Other
                                         Paid in Cash            Awards       Compensation(5)        Total
               Name                           ($)                 ($)              ($)                ($)
    -------------------------         ------------------        -------        ------------         -------
Kenneth I. Watchmaker                       $35,000             $2,580(1)        $   400             $37,980
James S. Marcus                              35,000              2,580(1)          5,000              42,580
John  C. Garrels III                         35,000              2,580(1)         18,652(4)           42,580
Frederick H. Joseph                          23,000              2,580(1)          5,000              30,580
Mark N. Kaplan                               23,000              2,580(1)         25,156(4)           30,580
Natalie S. Marcus                            23,000              2,580(1)          5,000              30,580
Gilbert K. Gailius                           23,000              2,580(2)          5,000              30,580
Leo R. Breitman                              23,000              2,580(3)          5,000              30,580

(1) Messrs. Kenneth I. Watchmaker, James S. Marcus, John C. Garrels III, Frederick H. Joseph, Mark N. Kaplan and Mrs. Natalie S. Marcus have the right to acquire 4,500 shares of Common stock, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
(2) Mr. Gilbert K. Gailius has the right to acquire 2,500 shares of Common stock, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
(3) Mr. Leo R. Breitman has the right to acquire 2,000 shares of Common stock, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
(4) The Company accrued interest for Messrs. John C. Garrels III and Mark N. Kaplan on their deferred directors' compensation at the prime rate at the Bank of America, Boston on a quarterly basis. The prime rate exceeded the applicable federal long-term rate by more than 120% in each quarter. The above market portion of the interest accrued in 2006 for Messrs. Garrels and Kaplan was $13,652 and $20,156 respectively.
(5) All Other Compensation includes donations by the Company to qualified charitable organizations pursuant to the Directors Matching Gift Program.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2006, the Company retained the services of the law firm Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2007 and proposes to retain that firm during the remainder of 2007. Mr. Mark N. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP. The Company and Congoleum employ certain immediate family members of the Company's executive officers. In no case did compensation paid to any of these individuals exceed $120,000 in 2006.

      The Company has policies and procedures for the review, approval and ratification of related person transactions that are required to be reported under Regulation S-K, Item 404(a) under the Exchange Act. As part of these policies and procedures and pursuant to the charter for the Company's Audit Committee, the Audit Committee is responsible for reviewing and providing oversight of related person transactions. In addition, the Company's written corporate policies provide policies and procedures regarding conflicts of interests that the officers or employees may have with regard to the Company. Other aspects of the Company's policies and procedures for the review, approval and ratification of related person transactions are not contained in a formal writing but have been communicated to, and are periodically reviewed with, the Company's directors and executive officers.

      Generally, prior to a director or executive officer entering into a related person transaction with the Company, the facts and circumstances pertaining to the transaction, including any direct or indirect material interest the director or executive officer or his or her immediate family members may have in the transaction, must be disclosed to the Audit Committee members and the Board. When a proposed related person transaction is submitted to the Board, the Board will decide whether to authorize the Company to enter into the proposed transaction. If a director has a personal interest in the proposed transaction, he or she may not participate in any review, approval or ratification of the proposed transaction. In their review of the proposed related person transaction, the Audit Committee and Board consider relevant facts and circumstances, including (if applicable): the benefits to the Company; the impact on a director's independence in the event the person in question is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties. Related person transactions are approved only if, based on the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.

      The Company monitors and periodically inquires of its directors and executive officers as to whether they may have any direct or indirect material interest in a related person transaction with the Company, and the Company's written corporate policies require its employees and officers to report to the Company's management conflicts of interest they may have with regard to the Company.

                         CHANGE OF CONTROL ARRANGEMENTS

      Under the terms of the Company's 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997 (the "1993 Plan"), all outstanding awards granted under that plan that were not previously exercisable and vested will become fully vested and exercisable if: (i) any person (other than an exempt person (as defined in the succeeding sentence)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of that two-year period constitute the entire Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction of the type referred to in clauses (i), (iii) or (iv) of this paragraph) whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of that two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the Company's voting securities outstanding immediately prior to the consummation of that transaction representing 50% or more of the combined voting power of the surviving or parent entity outstanding immediately after the merger or consummation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an exempt person) acquires 50% or more of the combined voting power of the Company's then outstanding voting securities; or (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of all, or substantially all of, the Company's assets (or any transaction having a similar effect). For purposes of the 1993 Plan, an "exempt person" means (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company, or (d) any person or group of persons who, immediately prior to the adoption of the 1993 Plan owned more than 50% of the combined voting power of the Company's then outstanding voting securities. Currently, no named executive officer holds any unvested options granted under the 1993 Plan.

           RELATIONSHIP WITH REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected Ernst & Young LLP as the Company's registered independent public accountants to audit the financial statements of the Company for 2007. Information relating to the fees billed to the Company and Congoleum by Ernst & Young LLP for 2005 and 2006 are as follows:

Audit Fees

      The aggregate fees and expenses billed by Ernst & Young LLP for professional services rendered for the audit of the financial statements of the Company and Congoleum for 2005 and 2006 and the reviews of the Company's and Congoleum's quarterly financial statements included in the Company's and Congoleum's respective Quarterly Reports on Form 10-Q for 2005 and 2006 were $957,400 and $1,116,900, respectively ($380,000 in 2005 and $405,000 in 2006 of such fees were for services provided to Congoleum).

Audit Related Fees

      The aggregate fees and expenses billed in 2005 and 2006 by Ernst & Young LLP for professional services rendered to the Company and Congoleum for audit related services which were primarily related to services with respect to the Company's and Congoleum's internal controls in preparation for compliance with
Section 404 of the Sarbanes Oxley Act of 2002 for 2005 and 2006 were $164,500 and $143,700, respectively ($69,000 in 2005 and $18,700 in 2006 of such fees were for services provided to Congoleum).

Tax Fees

      The aggregate fees billed in 2005 and 2006 by Ernst & Young LLP for tax services provided to the Company and Congoleum related to tax compliance, tax advice, tax planning and tax examination assistance were $213,000 and $109,700, respectively ($10,000 in 2005 and $0 in 2006 of such fees were for services provided to Congoleum).

All Other Fees

      The aggregate fees billed in 2005 and 2006 by Ernst & Young LLP for all other services rendered to the Company other than those mentioned above were $3,000 and $4,200, respectively ($3,000 in 2005 and $0 in 2006 of such fees were for services provided to Congoleum). The fees related to services provided in connection with providing assistance with reporting requirements related to the Congoleum's filing under Chapter 11 of the United States Bankruptcy Code and with a subsidiary's renewal of its exporter status.

      Fees for services provided by Ernst & Young LLP to Congoleum are approved by Congoleum's audit committee. The Company's Audit Committee does not pre-approve Ernst & Young LLP's fees for services it provides to Congoleum but considers the amounts of such fees paid when making judgments regarding Ernst & Young LLP's independence. All audit related services, tax services and other services provided by Ernst & Young LLP, other than those provided to Congoleum, were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's pre-approval policies and procedures are to review proposed Ernst & Young LLP audit, audit-related, tax and other services and pre-approve such services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved by the Audit Committee. Pursuant to those policies and procedures, the Audit Committee may delegate to one or more members of the Audit Committee pre-approval authority with respect to permitted services. The Audit Committee did not approve any services described above pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X of the regulations promulgated by the Securities and Exchange Commission.

      Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                        SHAREHOLDER COMMUNICATION POLICY

      The Company has established procedures for shareholders to communicate directly with the Board of Directors on a confidential basis. Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Corporation at 57 River Street, Wellesley Hills, Massachusetts 02481 Attention: Henry W. Winkleman. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the Board of Directors or individual Directors addressed, as applicable. To the extent that a shareholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

                            SUPPLEMENTAL INFORMATION

      On December 31, 2003, Congoleum Corporation filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Roger S. Marcus, Richard G. Marcus and Howard N. Feist III were executive officers of Congoleum Corporation at the time of such filing and continue to serve in those capacities. Also, Roger S. Marcus, Richard G. Marcus, William M. Marcus and Mark
N. Kaplan were directors of Congoleum Corporation at the time of such filing and continue to serve in those capacities.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the Company's 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices by December 14, 2007. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by February 27, 2008.

                                  OTHER MATTERS

      Management of the Company has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                     By Order of the Board of Directors
                                     AMERICAN BILTRITE INC.


                                     Henry W. Winkleman
                                     Secretary

Wellesley Hills, Massachusetts
April 12, 2007